December 18, 2009

Dear Member,

The Federal Home Loan Bank of Pittsburgh (“FHLBank”) is pleased to announce the winners of the 2009 Board of Directors Election. Pennsylvania members elected three Member Directors while all members elected two Independent Directors including one Public Interest Director.

MEMBER DIRECTOR ELECTION

Pennsylvania
The individuals who were elected to fill the three expiring Pennsylvania directorships are:

Charles J. Nugent Vice President	Fulton Bank One Penn Sq., 7 N. Queen St. Lancaster, PA 17602 FHFA ID 9396
Patrick J. Ward Chairman and CEO	Penn Liberty Bank 724 W. Lancaster Avenue Wayne, PA 19087 FHFA ID 8487
Edward J. Molnar Chairman and Director	Harleysville Savings Bank 271 Main Street Harleysville, PA 19438 FHFA ID 7012

Messrs. Nugent and Ward will each serve a four-year term that will commence on January 1, 2010 and expire on December 31, 2013. Mr. Molnar will serve a two-year term that will commence on January 1, 2010 and expire on December 31, 2011.

One hundred and forty-two Pennsylvania members participated in the Member Director Election. The following summary shows the number of votes cast for each nominee:

Nominee	Votes Cast
Charles J. Nugent	4,027,066

Patrick J. Ward	3,980,908

Edward J. Molnar	3,261,292

Paul E. Reichart	2,392,247

Delaware and West Virginia
There were no Member Director Elections held in Delaware or West Virginia.

INDEPENDENT DIRECTOR ELECTION

The FHLBank held a district-wide election to fill two expiring independent directorships. The following individuals where elected:

Dennis S. Marlo General Partner	Sanctuary Group Ltd. 1064 Tinker Hill Lane Malvern, PA 19355
Luis A. Cortés, Jr. President	Esparanza, Inc. 4261 North 5th Street Philadelphia, PA 19140

Mr. Marlo’s qualifications to serve as an Independent Director include his knowledge of auditing and accounting, financial management and risk management practices. Rev. Cortés will serve as a public interest director and represent consumer housing interests.

One hundred and thirty-four members participated in the Independent Director Election. The following summary shows the number of votes cast for each nominee:

Nominee	Votes Cast
Dennis S. Marlo	5,117,575

Luis A. Cortés, Jr.	4,145,097

Mr. Marlo and Rev. Cortés will each serve a four-year term that will commence on January 1, 2010 and expire on December 31, 2013.

Sincerely,

John A. Ott
Senior Attorney and
Assistant Corporate Secretary